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                                                                    EXHIBIT 3.72

                             OPERATING AGREEMENT OF
                              PEAK SKI RENTALS LLC
                      A COLORADO LIMITED LIABILITY COMPANY

         THIS AGREEMENT is made and entered into this 1st day of September, 1993, by and between Peak Ski Rentals Limited Liability company, a Colorado limited liability company (herein the "Company") and the members thereof whose names are subscribed below (hereinafter collectively referred to as "Members")

                                  WITNESSETH:

         IT IS AGREED, in consideration of the promises, covenants, performance, and mutual consideration herein as follows:

                            I. FORMATION OF COMPANY

         1.1 Articles of Organization. This Company is organized pursuant to the provisions of the Limited Liability Company Laws of the State of Colorado and pursuant to the Articles of Organization filed with the Secretary of State therefor. The rights and obligations of the Company and the Members shall be provided in the Articles of Organization and this Operating Agreement.

         1.2. Conflict between Articles of Organization and this Agreement. If there is any conflict between the provisions of the Articles of Organization and this Operating Agreement, the terms of the Articles of Organization shall control.

         1.3. Original Managing Members. The ordinary and usual decisions concerning the business affairs of the Company shall be made by the Managing Members. There shall be two Managing Members who must be Members of the Company. The initial Managing Members shall be Luis Alonso and Devin Taylor.

         1.4. Principal Place of Business. The principal place of business of the Company within the State of Colorado shall be P.O. Box 1190, Breckenridge, CO, 80424. The Company may locate its places of business and registered office at any other place or places as the Manager or Managers may from time to time deem advisable.

         1.5. Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its registered agent at 235 S. Ridge Street, P.O. Box 1639, Breckenridge, CO, 80424, and the name of its initial registered agent at such address shall be Callan & Willis, P.C. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Colorado Secretary of State pursuant to the Colorado Act.

         1.6. Term. The Term of the Company shall be thirty years from the date of filing Articles of organization with the Secretary of State of the State of Colorado, unless the Company


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is earlier dissolved in accordance with either the provisions of this Operating
Agreement or the Colorado Act.

                            II. BUSINESS OF COMPANY

         2.1.     Permitted Business. The business of the Company shall be:

                  2.1.1. To accomplish any lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

                  2.1.2. To exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Colorado Act.

                  2.1.3. To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

                           III. CAPITAL CONTRIBUTIONS

         3.1. Contributions. The capital contributions to be made by the Members and with which the Company shall begin business are as set forth in Exhibit A.

         3.2. Additional Capital Contributions. The Members shall have no obligation to make additional capital contributions. However, if the Members unanimously agree to make additional capital contributions, the same shall be made in the proportion of their respective percentage interests in the Company (as defined below).

         3.3 Loans. The Company may, as determined by the Managers, borrow money from one or any of the Managers, Members, or third persons. In the event that a loan agreement is negotiated with a Manager or Member, he or she shall be entitled to receive interest at a rate and upon such terms to be determined by the Manager, excluding the Manager making said loan, if applicable, and said loan shall be repaid to the Manager or Member, with unpaid interest, if any, as soon as the affairs of the Company will permit. The loan shall be evidenced by a promissory note obligating the assets of the Company. Such interest and repayment of the amounts so loaned are to be entitled to priority of payment over the division and distribution of capital contributions and profit among Members.

                  IV. MEMBERS' ACCOUNTS; ALLOCATION OF PROFIT
                            AND LOSS; DISTRIBUTIONS

         4.1. Capital Accounts. A separate capital account shall be maintained for each Member. The capital accounts of each Member shall initially reflect the amounts specified in Exhibit A. Each Member's Capital Account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property; and (3) allocations to such Member of Net Profits. Each Member's Capital Account will be decreased by


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(1) the amount of money distributed to such Member by the Company; (2) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property; and (3) allocations to the account of such Member of Net Losses.

         4.2. Income Accounts. A separate income account shall be maintained for each Member. Company profits, losses, gains, deductions, and credits shall be charged or credited to the separate income accounts annually unless a Member has no credit balance in his or her income account, in which event losses shall be charged to his or her capital account. The profits, losses, gains, deductions, and credits of the Company shall be distributed or charged to the Members as provided in Section 3.3. No interest shall be paid on any credit balance in an income account.

         4.3. Allocations among Members. The profits and gains of the Company shall be divided and the losses, deductions, and credits of the Company shall be borne in the following proportions as are set forth in Exhibit A.

         4.4. Disproportionate Capital Accounts. No interest or additional allocation of profits, losses, gains, deductions, and credits shall inure to any Member by reason of his or her capital account being proportionately in excess of the capital accounts of the other Members.

         4.5. Compliance with Section 704(b) of the Code. The provision of this Article as they related to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit to have substantial economic effect under the Regulations promulgated under ss.704(b) of the Code, in light of the distributions and capital contributions made pursuant to this Agreement. Notwithstanding anything herein to the contrary, this Operating Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a Capital Contribution in excess of the Initial Contribution.

         4.5.     Distributions of Assets.

                  4.5.1. All distributions of assets of the Company, including cash, shall be made in the same allocations among Members as described in Section 4.3.

                  4.5.2. The Manager shall determine, in his discretion, whether distributions of assets of the Company should be made to the Members; provided, however, that no distribution of assets may be made to a Member if, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their capital and income accounts, would exceed the fair value of the Company assets.

                  4.5.3. A Member has no right to demand and receive any distribution from the Company in any form other than cash.


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                        V. RULES RELATING TO THE MEMBERS

         5.1. Admission of New Members. Additional Members may be admitted only upon the unanimous written consent of all Members.

         5.2. Voting of Members. A Member shall be entitled to one vote on any matter for which members are required to vote. A Member may vote in person or by proxy at any meeting of Members. All decisions of the Members shall be made by the vote or concurrence of Members holding a majority of the percentage interests in this Company which are held by Members at a properly called meeting of the Members at which a quorum is present, or by unanimous written consent of the Members.

         5.3.     Meetings of Members.

                  5.3.1. Meetings of Members may be held at such time and place, either within or without the State of Colorado, as may be determined by the Manager or the person or persons calling the meeting.

                  5.3.2. An annual meeting of the members shall be held at such time and place as shall be determined by the Manager during each fiscal year of the Company.

                  5.3.3. Special meeting of the Members may be called by the Manager and by at least one-tenth of all of the Members entitled to vote at the meeting.

                  5.3.4. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager or any other person calling the meeting, to each Member of record entitled to vote at such meeting. A waiver of notice in writing, signed by the Member before, at, or after the time of the meeting stated in the notice shall be equivalent to the giving of such notice.

                  5.3.5. By attending a meeting, a Member waives objection to the lack of notice or defective notice unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting. A Member who attends a meeting also waives objection to consideration at such meeting of a particular matter not within the purpose described in the notice unless the Member objects to considering the matter when it is presented.

         5.4. Quorum and Adjournment. Those Members holding a majority of the percentage interest in this Limited Liability Company and who are entitled to vote shall constitute a quorum at the meeting of Members. If a quorum is riot represented at any meeting of Members, such meeting may be adjourned for a period not to exceed sixty (60) days at any one adjournment; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.


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         5.5.     Limitation of Liability. Each Member's liability shall be
limited as sat forth in this Operating Agreement, the Colorado Act and other applicable law.

         5.6. Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his respective Capital Contributions and any obligation of the Member under Section 3.2 to make Capital Contributions, except as provided in Section 5.8 herein or as otherwise required by law.

         5.7. Priority and Return of Capital. No Member shall have priority over any other Member either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section shall riot apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

         5.8.     Liability of a Member to the Company.

                  5.8.1. A Member who rightfully receives the return in whole or in part of its contribution (as defined in Section 7-80-607 of the Colorado
Act) is nevertheless liable to the Company only to the extent now or hereafter provided by the Colorado Act.

                  5.8.2.   A Member who receives a distribution made by the
Company:

                           (i)      which is either in violation of this
Operating Agreement, or

                           (ii)     when the Company's liabilities exceed its
assets (after giving effect to the distribution) is liable to the Company for a period of six years after such distribution for the amount of the distribution.

         5.9. Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

                         VI. RULES RELATING TO MANAGERS

         6.1. Managers. Management and the conduct of the business of the Company shall be vested in the Managers. The Managers may adopt resolutions to govern their activities and the manner in which they shall perform their duties to the Company.

         6.2. Qualifications of Managers. Managers shall be natural persons eighteen (18) years of age or older and need not be residents of Colorado nor members of the Company.


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         6.3.     Number, Election and Term.

                  6.3.1. The number of Managers shall be two (2). The number of Managers shall be increased or decreased by the unanimous vote or consent of the Members.

                  6.3.2. The initial Managers shall hold office until the first annual meeting of Members and until their successors have been elected and qualified. Thereafter, each Manager elected by the Members shall hold office for a one-year term or until his or her successor has been elected and qualified. Managers shall be elected by the affirmative vote of Members holding at least a Majority Interest. Managers need not be residents of the State of Colorado or Members of the Company.

                  6.3.3. The Manager shall be elected by a vote of Three-Fourths (3/4) of the Members at an annual meeting or at a special meeting called for that purpose.

         6.4.     Duties of Manager.

                  6.4.1.   The Manager shall have the duties and
responsibilities as described in the Colorado Limited Liability Company Act, as amended from time to time.

                  6.4.2. The Manager shall execute any instruments or documents providing for the acquisitions mortgage, or disposition of the property of the Company. However, it shall require the affirmative vote of the Members holding at least Three-Fourths (3/4) of all Capital Interests, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan so long as such disposition is not in violation of or a cause of a default under any other agreement to which the Company may be bound, provided, however, that the affirmative vote of the members shall not be required with respect to any sale or disposition of the Company's assets in the ordinary course of the Company's business.

                  6.4.3. Any debt contracted or liability incurred by the Company that requires granting a security interest in the Company's assets shall be authorized only by a Three-Fourths (3/4) vote of the Members and any instruments or documents required to be executed by the Company shall be signed by the Manager.

                  6.4.4. The Manager may delegate an employee or agent to be responsible for the daily and continuing operations of the business affairs of the company. Except as may otherwise be provided herein, all decisions affecting the policy and management of the Company, including the control, employment, compensation, and discharge of employees; the employment of contractors and subcontractors. and the control and operation of the premises and property, including the improvement, rental, lease, maintenance, and all other matters pertaining to the operation of the property of the business shall be made by the Managers.

                  6.4.5. Any Manager may draw checks upon the bank accounts of the Company and may make, deliver, accept, or endorse any commercial paper in connection with the business affairs of the company.


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         6.6.     At all times during the term of a Manager, the Manager shall give reasonable time, attention, and attendance to, and use reasonable efforts in the business of the said Company; and shall, with reasonable skill and power, exert himself or herself for the joint interest, benefit, and advantage of said company; and shall truly and diligently pursue the Company objectives.

         6.7. Managers, employees, and agents of the Company shall be entitled to be indemnified by the Company to the extent provided in the Colorado Limited Liability Company Act, or any other relevant Colorado Statute as amended from time to time, and shall be entitled to the advance of expanses, including attorneys' fees, in defense or prosecution of a claim against him or her in the capacity of Manger, employee or agent.

         6.8. A Managing Member's duty of care in the discharge of the managing Member's duties to the Company and the other Members is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. In discharging its duties, a Managing Member shall be fully protected in relying in good faith upon the records required to be maintained under Article VII and upon such information, opinions, reports or statements by any of its Managing Members, Members, or agents, or by any other person, as to matters the Managing Member reasonably belies are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

         6.9. The salaries and other compensation of the Manager shall be fixed from time to time by an affirmative vote of all Members holding at least a Majority Interest and no Manager shall be prevented from receiving such salary by reason of the fact that he is also a Member of the Company.

                                   VII. BOOKS

         7.1. Location of Records. The books of the Company shall be maintained at the principal office of the Company or at such other place as the Managers by vote or consent shall designate.

         7.2. Access to Records and Accounting. Each Member shall at all times have access to the books and records of the Company for inspection and copying. Each Member shall also be entitled:

                  7.2.1. To obtain from the Managers upon reasonable demand for any purpose such information reasonably related to the Member's Membership Interest in the Company;

                  7.2.2. To have true and full information regarding the state of the business and financial condition and any other information regarding the affairs of the Company;


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                  7.2.3.   To have a copy of the Company's federal, state, and
local income tax returns for each year promptly after they are available to the Company; and,

                  7.2.4. To have a formal accounting of the Company affairs whenever circumstances render an accounting just and reasonable.

         7.3. Accounting Rules. The books shall be maintained on a cash basis. The fiscal year of the Company shall be the calendar year. Distributions to income accounts shall be made annually. The books shall be closed and balanced at the end of each calendar year and, if an audit is determined to be necessary by vote or consent of the Managers, it shall be made as of the closing date. The Managers may authorize the preparation of year-end profit-and-loss statements, balance sheet, and tax returns by a public accountant. For Colorado tax purposes, each Member who is a nonresident of Colorado shall execute and deliver to the Manager a Form DR 0107 - COLORADO LIMITED LIABILITY COMPANY NONRESIDENT MEMBER INCOME TAX AGREEMENT (the "Nonresident Tax Agreement") no later than 60 days after becoming a Member or Economic Interest Owner, as the case may be. The Manger shall timely file with the Colorado Department of Revenue, together with the Company's annual Colorado return, a Nonresident Tax Agreement with respect to each Nonresident Member.

                               VIII. DISSOLUTION

         8.1. Causes of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

                  8.1.1.   At any time by unanimous agreement of the Members;

                  8.1.2. Upon the expiration of the period fixed for the duration of the Company in its Articles of Organization; or,

                  8.1.3. Upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a Member.

         8.2. Continuation of Business. Notwithstanding a dissolution of the Company under Section 8.1.3, the Members may elect to continue the business of the Company, so long as there are at least two Members remaining who then consent to do so, by purchasing the deceased, retired, resigned, expelled, or bankrupt Member's ("Withdrawn Member") Membership Interest, at a price to be negotiated by the consent of all parties.

         8.3. Distribution of Assets If Business Is Not Continued. In the event of dissolution of the Company and if the Members do not elect to or are unable to continue the business of the Company under Section 8.2, the Managers shall proceed with reasonable promptness to sell the real and personal property owned by the Company and to liquidate the business of the Company. Upon dissolution, the assets of the Company business shall be used and distributed in the following order:

                  8.3.1. Any liabilities and liquidating expenses of the Company will first be paid;


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                  8.3.2.   The reasonable compensation and expenses of the
Managers in liquidation shall be paid;

                  8.3.3. The amount then remaining shall be paid to and divided among the Members in accordance with the statutory scheme for distribution and liquidation of the Company under the Colorado Limited Liability Company Act, as amended from time to time.

         8.4 Return of Contribution Nonrecourse to Other Members. Except as Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                        IX. SALE OF A MEMBER'S INTEREST

         9.1. Rights of Member. Except as otherwise expressly provided herein, no Member may sell, assign, transfer, set over, mortgage, create a security interest in, encumber or hypothecate their interest in the Company or the Company's assets to any person, firm or corporation other than another Member, without the prior written consent of all the other Members nor may any Member's interest in the Company or in the Company's assets be transferred by operation of law or by an assignment by operation of law or by an assignment by operation of law, except upon the death of a Member as hereinafter provided.

         9.2. Disposition of Interest During Lifetime. If any Member wishes to withdraw from the Company, they will so notify the other Members and an agreement may be made as to the terms of such withdrawal. If no such agreement can be reached, the Member desiring to withdraw may proceed pursuant to the applicable provisions of Section 9.4, below.

         9.3.     Sale of Company Interests.

                  9.3.1. In the event any Member receives an offer from any third party to purchase all or any part of said Member's Company interest, said Member, if he desires to sell or transfer all or any part of their Company interest, shall first offer such interest to the other Members, in proportion to their interests in the Company, on the same terms and conditions set forth in the offer .from said third party. These terms and conditions shall be designated in a written offer to be delivered to each other Member, which offer shall give said other Members thirty (30) days from the date of receipt of said notice to accept the offer upon the terms and conditions contained therein. Any Member desiring to accept the offer of the selling Member shall do so in writing within said thirty (30) day period. Should any Member fail to accept such offer to purchase their proportionate share of the selling Member's Company interest, the remaining Members, within ten (10) days after the expiration of said thirty (30) day period, may agree to purchase their proportionate share of said interest, on the same terms and conditions, by a writing delivered to the selling Member.


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                  9.3.2.   Subject to the conditions of Subsection 9.3.5
following, if the foregoing offers have been made to the other Members and the selling Member has not received acceptances from said Members for the entire Company interest offered for sale, then the selling Member may sell his Company interest, or such part as was specified in said offers, to such third party at a price equal to or greater than the price originally offered to the other Members, provided such sale is upon the same terms and conditions (except for changes in size of payments required to accommodate a greater price) and provided further that such sale is completed within sixty (60) days after the last offer made to the other Members has been rejected.

                  9.3.3. If a selling Member, after making the offers required under Subsection 9.3.1, desires to sell his Company interest at a price which is less than the price originally offered to the other Members, or upon different terms or conditions than those originally offered to the other Members, or at a time which is more than sixty (60) days after the rejection or expiration of the last offer made to the other Members, the selling Member must first reoffer his Company interest, or such part thereof as he desires to sell, to the other Members at the price and upon the terms and conditions the selling Member is then willing to accept from the third party purchaser. Such offers shall be made in the same manner and in accordance with the same procedures as set forth in Subsection 9.3.1 above.

                  9.3.4. Offers and acceptances provided for under this Section shall be in writing and shall be served either by personal service or by certified mail, return receipt requested., addressed to the offeree Members at their last known addresses, as shown by the records of the Company. Any sale of a Company interest to the other Members shall be consummated within sixty
(60) days following the acceptance of the last offer submitted as provided herein.

                  9.3.5. Regardless of any other provision of this Agreement to the contrary, any sale of a Company interest to a third party not currently a Member shall be made only if the remaining Members unanimously consent in writing to such purchaser becoming a Member and such purchaser shall agree (1) to become a Member hereunder, (2) to execute and acknowledge such instruments reasonably satisfactory in form and content to the other Members as are required to effectuate such admission to the Company, (3) to confirm the within Agreement, wherein and whereby he agrees to be bound by all of the terms and conditions of this Agreement, as the same may have been amended, with respect to the Company interest acquired from or through their predecessor in interest; and (4) to pay all reasonable attorneys' fees required for the preparation of such instruments to effectuate admission to the Company. The consent of the Members to a substitute Member shall not be unreasonably withheld.

         9.4.     Offers between the Members.

                  9.4.1. In the event any of the Members desire to dispose of their ownership interest and no agreement relating thereto has been reached among the Members, and such Member has not sold or agreed to sell his interest pursuant to any other applicable provisions of this Agreement said Member may address a written offer to sell his interest to the other Members in proportion to their ownership interests. Said written offer shall contain the amount for which the offering Member would sell his interest and the terms of payment. Any such offer of sale


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shall remain open for a period of thirty (30) days after it has been received by the offeree Members.

                  9.4.2. During said thirty (30) day period, the offeree Member shall have the option either to accept the terms and conditions specified in the written offer and pay said amount to the offeror Member for his interest within sixty (60) days after acceptance or

                  9.4.3. In the alternative, and at the expiration of the above designated thirty (30) day period, the offeree Members will be conclusively presumed to have offered to sell their ownership interests in the Company to the offeror Member art the same basis and at the same price (proportionately adjusted for differences in ownership interests) and terms as contained in the original offer of sale. In the latter event, the offer Member shall have thirty (30) days after the expiration of the initial thirty (30) day period to purchase the Company interests of the offeree Members at such price and upon such terms and conditions. In the event that either the offeree Members or the offer Member shall fail to consummate this transaction, then such failure shall be a default hereunder and the provisions applicable thereto shall apply.

         9.5.     Payment of Purchase Price.

                  9.5.1. Upon the death of a Member, the Company shall collect the proceeds of any policy or policies of insurance on the life of the deceased Member owned by the company, if any, and shall pay such proceeds to the personal representative of the estate of the deceased Member, or if none, to those entitled to the interest of the deceased Member in the Company, or their transferees, as the case may be, upon receiving a bill of sale for the deceased Member's interest in the Company and a waiver of any right of art accounting on the part of the surviving Members. At the same time, the surviving Members shall execute and deliver to the estate of the deceased Member, their heirs or transferees, an agreement indemnifying the estate of the deceased Member against any liability of the Company. Said sale shall be effective as of the close of business on the date of death of the deceased Member, and shall be completed within ninety (90) days following the date of the deceased Member's death.

                  9.5.2. If the purchase price exceeds the proceeds of any life insurance, if any, the balance of the purchase price shall be paid in sixty (60) consecutive monthly installments beginning one (1) month after the receipt of a deed and bill of sale from the personal representative of the deceased Member's estate, their heirs or transferees, as the case may be. The unpaid balance of the purchase price shall be evidenced by a negotiable installment promissory note made by the Company and the surviving Members to the order of the estate, heirs or transferees, bearing interest at the rate of the prime interest rate offered by the largest Denver, Colorado, bank, plus two points. Said note shall provide for acceleration of the entire amount due upon fifteen (15) days default and shall give the makers the option of prepayment in whole or in part at any time without notice or penalty. Said note shall also provide for personal liability on the part of the surviving Members and shall recite and be secured by the surviving Member's interests in the Company.

                  9.5.3.   The surviving Members and the personal
representative of any deceased Member shall make, execute and deliver any documents necessary to carry out this Agreement.


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         9.6.     Alternative Dissolution of Company. Upon the death of a
Member, in lieu of purchasing the deceased Member's interest in the Company, the surviving Members may, by unanimous consent, agree to dissolve the Company. Upon such dissolution, the Company shall be liquidated as provided below and the proceeds thereof shall be distributed to the surviving Members and the estate of the deceased Member.

         9.7. Compliance. The restrictions on transfer contained in this Section are intended to comply and shall be interpreted consistently with the restrictions on transfer set forth in C.R.S. 7-80-702(1)

                             X. MEMBERS' COVENANTS

         10.1. Member's Personal Debts. In order to protect the property and assets of the company from any claim against any Member for personal debts awed by such Member, each Member shall promptly pay all debts owing by him or her and shall indemnify the Company from any claim that might be made to the detriment of the Company by any personal creditor of such Member.

         10.2. Alienation of Membership Interest. No Member shall, except as provided in Article IX, sell, assign, mortgage, or otherwise encumber his or her Membership Interest in the Company Ct in its capital assets or property; or enter into any agreement of any kind that will result in any person, firm, or other organization becoming interested with him or her in the Company; or do any act detrimental to the best interests of the Company. Any attempted Disposition of a Membership Interest, or arty part thereof, not in compliance with this Article is null and void ab initio.

         10.3. Transactions with Interested Managers. Subject to the applicable provisions of the Colorado Limited Liability Company Act, no contract or other transaction between the Limited Liability Company and one (l) or more of its Managers or any other firm, association, or entity in which one
(1) or more of the Managers are directors, managers, or officers or in which they are financially interested shall be either void or voidable solely because of such relationship interest, or solely because such interested Managers are present at the meeting of the Managers or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

                  10.3.1. The fact of such relationship or interest is disclosed or known to the Managers or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose, without counting the votes or consents of such interested Managers

                  10.3.2. The fact of such relationship or interest is disclosed or known to the Members of the Limited Liability Company and they authorize, approve, or ratify such contract or transaction by vote or written consent in accordance with the terms of this Agreement or


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

                  10.3.3. The contract or transaction is fair and reasonable to the Limited Liability Company.

         10.4. Quorum for Ratification. Common or interest Managers may be counted in determining the presence of a quorum at a meeting of the Managers or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

         10.5.    Investment Representations.

                  10.5.1. The undersigned Members understand (1) that the Membership Interests and Economic Interests evidenced by this Operating Agreement have not been registered under the Securities Act of 1933, the Colorado Securities Act or any other sate securities laws (the "Securities Acts") because the Company is issuing these Membership Interests in reliance upon the exemptions from the registrations requirements of the Securities Acts providing the issuance of securities not involving a public offering, (2) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment; and (3) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution.

                  10.5.2. Prior to acquiring the Membership Interests, each Member has made an investigation of the Company and its business and have had made available to each such Member all information with respect thereto which such Member needed to make an informed decision to acquire the Membership Interest. Each Member considers himself or itself to be a person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member's investment in the Membership Interest. Each understands the limitations on transferability, distribution and resale imposed by this Operating Agreement and as may be imposed by the federal securities law and the laws of the State of Colorado.

                                XI. ARBITRATION

         11.1. Arbitration. Any dispute, claim, or controversy arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the rules then in use by of the American Arbitration Association. Judgment upon the award rendered by said arbitration may be entered in any court having jurisdiction thereof. Costs of arbitration shall be paid by the non-prevailing party. If one Member notifies the other Member in writing of a dispute, claim, or controversy within six (6) months of the arising of such dispute, claim, or controversy and requests that the same be arbitrated, no legal action may then be commenced thereon, except to obtain judgment art the arbitration award.

                         XII. MISCELLANEOUS PROVISIONS

         12.1. Inurement. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns, and each person entering into this Agreement acknowledges that this Agreement constitutes the sole and complete representation made to him or her regarding the Company, its purpose and business, and that no oral or written representations or warranties of any kind or nature have been made regarding the proposed investments, nor any promises, guarantees, or representation regarding income or profit to be derived from any future investment.

         12.2. Rights of Creditors and Third parties under Company Agreement. The Operating Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. The operating Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under the Operating Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

         12.3. Modification. This Agreement may be modified from time to time as necessary only by the written agreement of the Company, acting through the unanimous vote or consent of its Managers, and the unanimous vote or consent of its Members.

         12.4. Severability. The provisions of this Agreement are severable and separate, and if one or more is voidable or void by statute or rule of law, the remaining provisions shall be severed therefrom and shall remain in full force and effect.

         12.5. Governing Law. This Agreement and its terms are to be construed according to the laws of the State of Colorado.

         12.6. Counterparts. If this Agreement has been executed in counterparts each such counterpart shall be deemed an original of the Agreement for all purposes.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals on the day first written above, in Breckenridge, Colorado.

                                      PEAK SKI RENTALS, LLC, a Colorado limited liability company




                                      By:  /s/ Devin Taylor
                                          ---------------------
                                          Devin Taylor, Manager


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

                                   EXHIBIT A
        MEMBERS, INITIAL CAPITAL CONTRIBUTIONS, AND PERCENTAGE INTERESTS


(a)      Member Name:               Collection of Fine Properties, Inc.
                                    530 Oak Court Dr., Ste. 360
                                    Memphis, TN 38117.

         Percentage
         Interest:                  100%%


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